As filed with the Securities and Exchange Commission on November 5, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CAPITAL SENIOR LIVING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	75-2678809
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

16301 Quorum Drive, Suite 160A Addison, Texas	75001
(Address of Principal Executive Offices)	(Zip Code)

2019 OMNIBUS STOCK AND INCENTIVE PLAN FOR CAPITAL SENIOR LIVING CORPORATION

(Full title of the plan)

David R. Brickman, Esq. Senior Vice President, Secretary and General Counsel Capital Senior Living Corporation 16301 Quorum Drive, Suite 160A Addison, Texas 75001 (972) 770-5600	Copies to: Winston W. Walp II, Esq. Paul S. Conneely, Esq. Norton Rose Fulbright US LLP 2200 Ross Avenue, Suite 3600 Dallas, Texas 75201 (214) 855-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	647,600 shares	$28.66	$18,560,216.00	$1,720.53

(1)

Represents the aggregate number of additional shares of Capital Senior Living Corporation’s common stock that may be issued under the 2019 Omnibus Stock and Incentive Plan for Capital Senior Living Corporation, as amended. Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares that may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions, as required under the above-referenced Plan.

(2)

Estimated pursuant to Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices per share of Capital Senior Living Corporation’s common stock, as reported by the New York Stock Exchange on November 1, 2021.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Capital Senior Living Corporation (the “Company”) to register an additional 647,600 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that may be issued under the 2019 Omnibus Stock and Incentive Plan for Capital Senior Living Corporation, as amended (the “Plan”). These shares are in addition to the 150,000 shares of Common Stock that may be issued under the Plan pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-231622) (the “Prior Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on May 20, 2019. Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement, except to the extent supplemented, amended and superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Company with the Commission are incorporated in this Registration Statement by reference:

1.

the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on March  31, 2021, as amended by Form 10-K/A, filed with the Commission on April 30, 2021.

2.

the Company’s Quarterly Reports on Form 10-Q for the quarterly period ended June 30, 2021, filed with the Commission on August 13, 2021 and for the quarterly period ended March 31, 2021, filed with the Commission on May 14, 2021.

3.

the Company’s Current Reports on Form 8-K, filed with the Commission on November 4, 2021, October  28, 2021, October  27, 2021, October  14, 2021, October  14, 2021, October  1, 2021, September  29, 2021, September  10, 2021, August  31, 2021, August  30, 2021, July  22, 2021, July  22, 2021 and May 13, 2021 (except any information, including exhibits, furnished to the Commission pursuant Items 2.02 and 7.01).

4.

the description of the Company’s common stock, par value $0.01 per share, contained in the section entitled “Description of Capital Stock” in the Company’s Registration Statement on Form S-1 (Registration No. 333-33379), filed with the Commission on August 12, 1997, including any amendment or report filed for the purpose of updating such description.

Any future filings the Company makes with the Commission under Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, other than information, including exhibits, furnished to the Commission pursuant to Items 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Exchange Act and is not incorporated in this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Document Description

4.1	Amended and Restated Certificate of Incorporation of Capital Senior Living Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-33379) filed with the Commission on September 8, 1997).

4.2	Amendment to the Amended and Restated Certificate of Incorporation of Capital Senior Living Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on November 15, 1999).

4.3	Second Amendment to Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 8-K filed with the Commission on December 14, 2020).

4.4	Third Amendment to Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 4, 2021).

4.5	Second Amended and Restated Bylaws of Capital Senior Living Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 8, 2013).

4.6	2019 Omnibus Stock and Incentive Plan for Capital Senior Living Corporation (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 15, 2019).

4.7	Amendment no 1. to the 2019 Omnibus Stock and Incentive Plan for Capital Senior Living Corporation (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 4, 2021).

5.1*	Opinion of Norton Rose Fulbright US LLP

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Norton Rose Fulbright US LLP (contained in Exhibit 5.1)

24.1*	Powers of attorney (included on the signature page hereto)

*    Filed herewith

(Signatures appear on following page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Addison, State of Texas, on November 5, 2021.

CAPITAL SENIOR LIVING CORPORATION

By:	/s/ David R. Brickman
David R. Brickman
Senior Vice President, Secretary and General Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Capital Senior Living Corporation hereby constitutes and appoints Kimberly S. Lody and David R. Brickman, and each of them individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file any or all amendments (including, without limitation, post-effective amendments) to this registration statement and any and all registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, with any and all exhibits thereto, and all other documents required to be filed therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Kimberly S. Lody Kimberly S. Lody	President, Chief Executive Officer and Director (Principal Executive Officer)	November 5, 2021

/s/ Tiffany Dutton Tiffany Dutton	Senior Vice President – Accounting and Finance (Principal Financial Officer and Principal Accounting Officer)	November 5, 2021

/s/ Noah Beren Noah Beren	Director	November 5, 2021

/s/ Phillip A. Brooks Philip A. Brooks	Director	November 5, 2021

/s/ Ben Harris Ben Harris	Director	November 5, 2021

/s/ David W. Johnson David W. Johnson	Director	November 5, 2021

/s/ Jill M. Krueger Jill M. Krueger	Director	November 5, 2021

/s/ Max J. Levy Max J. Levy	Director	November 5, 2021

/s/ Shmuel Lieberman Shmuel Liberman	Director	November 5, 2021

/s/ Elliot R. Zibel Elliot R. Zibel	Director	November 5, 2021